EXHIBIT 4.5


                          WAIVER AND FIRST AMENDMENT


      WAIVER AND FIRST AMENDMENT (this "FIRST AMENDMENT"), dated as of November 25, 1997, to the Credit Agreement, dated as of March 4, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among PACKARD BIOSCIENCE COMPANY, a Delaware corporation ("PACKARD"), the Subsidiary Borrowers party thereto, the lenders from time to time parties thereto (the "LENDERS"), BANCAMERICA ROBERTSON STEPHENS (formerly known as BancAmerica Securities, Inc.) and CIBC WOOD GUNDY SECURITIES CORP., as co-arrangers and co-syndication agents (in such capacities, the "CO-ARRANGERS" and the "CO-SYNDICATION AGENTS"), CANADIAN IMPERIAL BANK OF COMMERCE, as documentation agent (in such capacity, the "DOCUMENTATION AGENT"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent.

                                 WITNESSETH:

      WHEREAS, Packard has requested that the Lenders agree to waive compliance with certain provisions of the Credit Agreement and amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

      WHEREAS, the Lenders have agreed to such waivers and amendments only upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

      1. DEFINED TERMS. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

      2. WAIVER OF SECTIONS 8.1(C) AND (D). The Administrative Agent and the Lenders hereby waive compliance with the provisions of Sections 8.1(c)(ii) and (d) of the Credit Agreement for the months of October and November of 1997; PROVIDED that in lieu of the financial statements otherwise required to be provided for these months pursuant to Sections 8.1(c)(ii) and (d), Packard shall furnish to the Administrative Agent and the Lenders financial statements satisfying the requirements of clauses (A) and (B ) of Section 8.1(c)(i) for such months within the time period stated in Section 8.1(c)(ii).

      3. AMENDMENT OF SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by:

      (a)   inserting in correct alphabetical order the following definition:

            "  "AURORA  ASSET   SALE":   the  Disposition  by  Packard  or  its
            Subsidiaries of any or all of its or their interest in Aurora BioScience Company.";

      (b) amending clause (a) of the definition of the term "Asset Sale" by changing the reference to "(f)" therein to a reference to "(g)";

      (c) amending clause (a) of the definition of the term "Interest Period" by inserting after the words "PROVIDED that," in the tenth line thereof the following:

            "in order to match amortization payment requirements when due in accordance with Section 2.3, Packard may select, in addition to those specified above, interest periods of not less than 14 days; PROVIDED FURTHER that,";

      (d) amending the definition of the term "Reinvestment Prepayment Date" by inserting after the words "nine months" in the second line thereof the following:

            "(or, in the case of an Aurora Asset Sale, 18 months)"; and

      (e)   amending  clause  (d)  of  the definition  of  "Consolidated  Fixed
            Charges"  by  deleting  the  parenthetical   language  therein  and
            substituting in lieu thereof the following:

            "(excluding (i) Capital Expenditures directly utilizing the proceeds from the Aurora Asset Sale for the upgrade or replacement of Packard's management information systems, including hardware, software and related consultant's fees, and (ii) the principal amount of Indebtedness incurred in connection with such expenditures)".

      4.    AMENDMENT   OF  SECTION  5.5(A).   Section  5.5(a)  of  the  Credit
Agreement is hereby amended by adding at the end thereof the following:

            "All Term Loans hereunder may be converted into, or continued as, Base Rate Loans without reference to minimum principal amount requirements for Base Rate Loans."

      5. AMENDMENT OF SECTION 9.5. Section 9.5 of the Credit Agreement is hereby amended by

      (a)   deleting the word "and" after clause (e) thereof;

      (b) relettering the current clause "(f)" to be "(g)", and changing the references therein to "Section 9.5(f)" and "paragraph (f)" to "Section 9.5(g)" and "paragraph (g)", respectively; and

      (c)   inserting the following new clause (f):

            "(f) the Aurora Asset Sale(s); and".

      6. AMENDMENT OF SECTION 9.6. Section 9.6 of the Credit Agreement is hereby amended by deleting clause (iii)(A) therefrom and substituting therefor the following:

            "(A) (1) repurchase shares of its Capital Stock from employees, former employees, directors or former directors of Packard or any of its Subsidiaries pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Packard under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock and (2) in addition to any other repurchases expressly permitted by the foregoing provisions of this Section 9.6, repurchase shares of its Capital Stock from any Person, PROVIDED, in each case, that the aggregate amount of such repurchases in any calendar year (excluding any such repurchases made through the issuance of Management Notes) permitted by clause (1) (collectively, "MANAGEMENT STOCK PAYMENTS") and clause (2) above, when added to the amount of any Management Note Payments made during such calendar year, shall not exceed $2,000,000;".

      7. AMENDMENT OF SECTION 9.7. Section 9.7 of the Credit Agreement is hereby amended by inserting after the word "Capital Expenditure" as it first appears in the third line thereof the following:

            "(other than Capital Expenditures directly utilizing the proceeds from the Aurora Asset Sale(s) for the upgrading or replacement of Packard's management information systems, including hardware, software and related consultant's fees)".

      8. AMENDMENT OF SECTION 9.8. Section 9.8 of the Credit Agreement is hereby amended by deleting the word "and" after clause (f) thereof and inserting after the amount "$10,000,000" as it appears at the end of clause (g) thereof the following:

            ";

            (h)   the  Japan   Acquisition;   provided   that   the   aggregate
            consideration for such acquisition does not exceed 900,000,000 Japanese Yen"; and

            (i)  the   investment  account,  established  on  terms  previously
            disclosed to the Agent, for the benefit of and managed by Mr. Kuwashima in connection with the Japan Acquisition".

      9. CONDITIONS TO EFFECTIVENESS. This First Amendment shall become effective (the actual date of such effectiveness, the "FIRST AMENDMENT EFFECTIVE DATE") as of the date first above written when counterparts hereof shall have been duly executed and delivered by each of the parties hereto and acknowledged by each Subsidiary Guarantor.

      10.   COMPANY REPRESENTATIONS.  The Company represents and warrants that:

      (a) this First Amendment has been duly authorized, executed and delivered by Packard;

      (b) each of this First Amendment, and the Credit Agreement as amended by this First Amendment, constitutes the legal, valid and binding obligation of Packard;

      (c) each of the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as of the First Amendment Effective Date; provided that references in the Credit Agreement to this "Agreement" shall be deemed references to the Credit Agreement as amended by this First Amendment; and

      (d) after giving effect to this First Amendment, there does not exist any Default or Event of Default.

      11. CONTINUING EFFECTS. Except as expressly waived hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

      12. EXPENSES. The Company agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this First Amendment, including the reasonable fees and expenses of counsel to the Administrative Agent.

      13. COUNTERPARTS. This First Amendment may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      14.   GOVERNING  LAW.   THIS  FIRST  AMENDMENT  SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    PACKARD BIOSCIENCE COMPANY


                                    By:

                                       Name:
                                       Title:


                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as Administrative Agent


                                    By:

                                       Name:
                                       Title:


                                    CANADIAN IMPERIAL BANK OF COMMERCE, as
                                    Documentation Agent and as a Lender


                                    By:

                                       Name:
                                       Title:


                                    CIBC WOOD GUNDY SECURITIES CORP., as a Co-
                                    Arranger and a Co-Syndication Agent


                                    By:
                                       Name:
                                       Title:


                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION (as successor by merger with Bank of America Illinois, as a Lender


                                    By:
                                       Name:
                                       Title:


                                    ABN AMRO BANK N.V., as a Lender


                                    By:
                                       Name:
                                       Title:

                                    By:
                                       Name:
                                       Title:

                                    BANKBOSTON, N.A. (formerly known as The
                                    First National Bank of Boston), as a Lender


                                    By:
                                       Name:
                                       Title:


                                    BANK OF SCOTLAND, as a Lender


                                    By:
                                       Name:
                                       Title:


                                    FLEET NATIONAL BANK, as a Lender

                                    By:
                                       Name:
                                       Title:


                                    IBJ SCHRODER BANK & TRUST COMPANY, as a
                                    Lender


                                    By:
                                       Name:
                                       Title:


                                    THE LONG-TERM CREDIT BANK OF JAPAN,
                                    LIMITED, NEW YORK BRANCH, as a Lender


                                    By:
                                       Name:
                                       Title:


                                    STATE STREET BANK AND TRUST COMPANY, as a
                                    Lender


                                    By:
                                       Name:
                                       Title:


                                    ALLSTATE LIFE INSURANCE COMPANY, as a
                                    Lender


                                    By:
                                       Name:
                                       Title:


                                    THE ING CAPITAL SENIOR SECURED HIGH INCOME
                                    FUND, L.P., as a Lender

                                    By:
                                       Name:
                                       Title:


                                    MERRILL LYNCH SENIOR FLOATING RATE FUND,
                                    INC., as a Lender


                                    By:
                                       Name:
                                       Title:


                                    THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                    COMPANY, as a Lender


                                    By:
                                       Name:
                                       Title:


                                    PILGRIM AMERICAN PRIME RATE TRUST, as a
                                    Lender


                                    By:
                                       Name:
                                       Title:


                                    SENIOR DEBT PORFOLIO, as a Lender


                                    By:
                                       Name:
                                       Title:


                                    COMMERCIAL LOAN TRUST I, as a Lender


                                    By:
                                       Name:
                                       Title:


                                    FEDERAL STREET PARTNERS, as a Lender


                                    By:
                                       Name:
                                       Title:


                                    PAMCO CAYMAN LTD., as a Lender


                                    By:
                                       Name:
                                       Title:

                          ACKNOWLEDGEMENT AND CONSENT

      The undersigned does hereby acknowledge and consent to the foregoing First Amendment. The undersigned does hereby confirm and agree that, after giving effect to such First Amendment, the Guarantee and Collateral Agreement and the other Security Documents in favor of the Administrative Agent to which it is a party are and shall continue to be in full force and effect and are hereby confirmed and ratified in all respects.

                                    PACKARD INSTRUMENT COMPANY, INC.


                                    By:
                                           Name:
                                           Title: